Exhibit 99.1

           ESI Announces Fiscal 2004 Second Quarter Results

   PORTLAND, Ore.--(BUSINESS WIRE)--Jan. 8, 2004--Electro Scientific Industries, Inc. (Nasdaq:ESIO) announced results for its fiscal 2004 second quarter ended November 29, 2003. Second quarter sales were $45.8 million, compared to first quarter sales of $20.9 million and prior year second quarter sales of $43.4 million. Net loss for the quarter was $4.9 million or $0.17 per share, compared with a net loss of $9.4 million or $0.34 per share in the first quarter and a net loss of $12.9 million or $0.47 per share in the second quarter a year ago.
   Net orders for the second quarter were $64.9 million, an increase of 52 percent compared with $42.7 million in the first quarter and an increase of 46 percent compared with $44.4 million in the second quarter of 2003. Backlog increased to $45.1 million at November 29, 2003 compared to $23.9 million at August 30, 2003. Deferred revenue decreased this quarter to $19.9 million compared to $21.7 million at August 30, 2003.
   "It is clear that ESI is experiencing a widespread recovery in the markets that are served," said Nick Konidaris, ESI's newly appointed president and chief executive officer. "Orders were at a 3-year high and increased 52% from an already strong first quarter and sequential order growth exceeded 40% in all three of our business units. Revenues more than doubled from the prior quarter, largely driven by our Semiconductor Group." As announced yesterday, Nick Konidaris succeeded Barry Harmon, who will continue to serve as a member of the board of directors and will work full-time over the next month to facilitate the transition.
   Mike Dodson, ESI's chief financial officer noted, "We are continuing to realize the benefits of our cost containment programs. Operating expenses decreased $1.7 million from the first quarter, primarily due to a reduction in severance costs and incremental legal fees. Our balance sheet remained strong ending the quarter with cash and investments of $294 million. Working capital management strengthened as both day's sales outstanding and inventory turns improved during the quarter."
   Dodson continued, "The income tax provision required in the quarter is unusual. It results from the necessity to adjust on a quarterly basis our year-to-date effective tax rate to our best estimate of the company's annual effective tax rate. Despite recording a pre-tax loss of $3.1 million for the quarter, the company recorded a $1.7 million tax expense during the quarter. The year-to-date tax benefit for the current fiscal year is $4.3 million on a loss before tax of $18.5 million. This results in a 23% effective tax rate for the year due to an improvement in our expected annual results, versus the 39% estimate used in the prior quarter. When pre-tax results move between loss and profit positions, the effective income tax rate can change significantly given the relationship between various fixed-dollar tax deductions and the pre-tax results."
   Konidaris added, "Going forward, I plan to work with the management team to strengthen and expand the relationships with our customers, drive operational efficiencies in all areas of the business, and leverage our core competencies to develop additional business opportunities."
   The company will hold a conference call today at 8:30 a.m. eastern time. The session will include a review of the financial results, business outlook, and a question and answer period. The conference call can be accessed by calling 888-273-9885 (domestic participants) or 651-291-0618 (international participants). The confirmation number is 714663. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible at 800-475-6701 (access code is 714663) or on the ESI website.
   In conjunction with the filing of a current report on Form 8-K, which includes this press release, ESI also filed with the Securities and Exchange Commission a Form 10-Q for the second quarter of fiscal 2004.

   Forward-Looking Statements

   This press release includes forward-looking statements concerning customer orders, sales, and cost containment measures. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the relative strength and volatility of the electronics industry -- which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the company's need to continue investing in research and development; and the company's ability to create and sustain intellectual property protection around its products.

   About ESI

   Electro Scientific Industries, Inc. (ESI) is a global supplier of manufacturing equipment to increase productivity for customers in the semiconductor, passive components and electronic equipment markets. Our strategy is simple: Design great products, delight our customers and deliver solid financial results. As an innovator in the electronics industry, ESI has a legacy of technology firsts and customer recognition for product excellence. The advanced electronic devices you see and use around the world today -- cell phones, personal computers, digital cameras, PDAs, even automotive electronics -- contain components that were likely manufactured with ESI equipment. The company was founded in 1944 and is headquartered in Portland, Oregon. ESI's web site is http://www.esi.com.


                 Electro Scientific Industries, Inc.

                           FY 2004 Results
                (In thousands, except per share data)
                             (Unaudited)

Operating Results:             Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               Nov. 29,  Nov. 30,  Nov. 29,  Nov. 30,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------

Net sales                      $ 45,753  $ 43,416  $ 66,629  $ 82,776
Cost of sales                    30,090    40,456    46,126    63,959
                                --------  --------  --------  --------
Gross profit                     15,663     2,960    20,503    18,817
Operating expenses:
    Selling, service and
     administrative              13,281    16,551    27,906    31,121
    Research, engineering and
     development                  5,416     7,267    11,164    14,912
                                --------  --------  --------  --------
    Total operating expenses     18,697    23,818    39,070    46,033
                                --------  --------  --------  --------
Operating loss                   (3,034)  (20,858)  (18,567)  (27,216)
Net interest income (expense)         8       907        83     1,541
Other income (expense)             (112)      829       (10)      695
                                --------  --------  --------  --------

Loss before income taxes         (3,138)  (19,122)  (18,494)  (24,980)
Provision (Benefit) for income
 taxes                            1,737    (6,214)   (4,252)   (8,678)
                                --------  --------  --------  --------

    Net loss                   $ (4,875) $(12,908) $(14,242) $(16,302)
                                ========  ========  ========  ========

Net loss per share
- basic                        $  (0.17) $  (0.47) $  (0.51) $  (0.59)
                                ========  ========  ========  ========

Net income loss per share
- diluted                      $  (0.17) $  (0.47) $  (0.51) $  (0.59)
                                ========  ========  ========  ========


                 Electro Scientific Industries, Inc.

                     Analysis of FY 2004 Results
                        (Dollars in thousands)
                             (Unaudited)

                                     Three Months       Six Months
                                         Ended             Ended
                                   ----------------- -----------------
                                   Nov. 29, Nov. 30, Nov. 29, Nov. 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------
Sales detail:

    Electronic Interconnect Group  $ 8,667  $ 9,243  $14,201  $12,975

    Semiconductor Group             28,137   20,722   33,873   41,675

    Passive Components Group         8,949   13,451   18,555   28,126
                                    -------  -------  -------  -------

    Total                          $45,753  $43,416  $66,629  $82,776
                                    =======  =======  =======  =======


Gross margin %                        34.2%     6.8%    30.8%    22.7%

Selling, service and
 administrative expense %             29.0%    38.1%    41.9%    37.6%

Research, engineering and
 development expense %                11.8%    16.7%    16.8%    18.0%

Operating loss %                      -6.6%   -48.0%   -27.9%   -32.9%
Effective tax rate %                 -55.4%    32.5%    23.0%    34.7%

Average shares outstanding
- basic                             27,931   27,714   27,885   27,682

Average shares outstanding
- diluted                           27,931   27,714   27,885   27,682

End of period employees                592      778      592      778


                 Electro Scientific Industries, Inc.

                           FY 2004 Results
                        (Amounts in thousands)
                             (Unaudited)

Financial Position As Of:                 Nov. 29,  Aug. 30,  May 31,
                                            2003      2003      2003
                                          --------  --------  --------

Assets
Current assets:
     Cash and cash equivalents           $ 10,812  $  7,821  $ 18,270
     Marketable securities                245,023   230,690   224,090
     Restricted securities                  9,329     6,208     9,422
                                          --------  --------  --------
         Total cash and securities        265,164   244,719   251,782

     Trade receivables                     36,999    32,103    37,160
     Income tax refund receivable          26,343    22,049    16,499
     Inventories,net                       49,053    42,427    42,067
     Shipped systems pending acceptance    10,014    12,221     7,058
     Deferred income taxes                 14,794    14,794    14,794
     Assets held for sale                   8,842     8,842     6,451
     Other current assets                   2,852     4,052     3,445
                                          --------  --------  --------
         Total current assets             414,061   381,207   379,256

Long-term marketable securities            29,128    49,897    53,452
Long-term restricted securities                 -     3,047     3,018
                                          --------  --------  --------
       Total long-term securities          29,128    52,944    56,470
Property and equipment, net                35,033    36,241    36,592
Deferred income taxes                       6,115     6,183     5,188
Other assets                                8,824    10,970    13,796
                                          --------  --------  --------
         Total assets                    $493,161  $487,545  $491,302
                                          ========  ========  ========

Liabilities and shareholders' equity
Current liabilities:
     Accounts payable                    $ 11,457  $  4,794  $  4,395
     Accrued liabilities                   22,375    19,129    21,477
     Deferred revenue                      19,877    21,684    13,222
                                          --------  --------  --------
         Total current liabilities         53,709    45,607    39,094
Convertible subordinated notes            142,325   142,108   141,891
                                          --------  --------  --------
         Total liabilities                196,034   187,715   180,985

Shareholders' equity:
Preferred and common stock                142,800   140,696   140,231
Retained earnings                         155,233   160,108   169,475
Accumulated other comprehensive income
 (loss)                                      (906)     (974)      611
                                          --------  --------  --------
         Total shareholders' equity       297,127   299,830   310,317
                                          --------  --------  --------
         Total liabilities and
          shareholders' equity           $493,161  $487,545  $491,302
                                          ========  ========  ========


End of period shares outstanding           27,954    27,858    27,843
                                          ========  ========  ========

Total cash and investments               $294,292  $297,663  $308,252
                                          ========  ========  ========


                 Electro Scientific Industries, Inc.

                            FY2004 Results
                        (Amounts in thousands)
                             (Unaudited)

Consolidated Statements of Cash Flows:              Six Months Ended
                                                   -------------------
                                                   Nov. 29,  Nov. 30,
                                                     2003      2002
                                                   --------- ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                       $(14,242) $(16,302)
Adjustments to reconcile net loss to cash provided
by (used in) operating activities:
    Depreciation and amortization                     4,607     5,096
    Provision for doubtful accounts                       -       129
    Loss on disposal of property and equipment            4       260
    Deferred income taxes                              (919)      174
    Tax benefit of stock options exercised              218       181
Changes in operating accounts:
    Decrease in trade receivables                       440     4,623
    Increase in income tax receivable                (9,844)   (3,142)
    (Increase) decrease in inventories               (5,051)   18,009
    Increase in shipped systems pending acceptance   (2,956)   (2,532)
    (Increase) decrease  in other current assets        617    (2,101)
    Increase in other current liabilities             7,552     5,389
    Increase in deferred revenue                      6,655     3,440
                                                    --------  --------
Net cash provided by (used in) operating
 activities                                         (12,919)   13,224
                                                    --------  --------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment            (1,912)   (6,148)
Proceeds from the sale of property, plant and
 equipment                                                9        45
Change in investments, net                            5,004    (7,240)
Increase in other assets                                  9    (1,381)
                                                    --------  --------
Net cash provided by (used in) investing
 activities                                           3,110   (14,724)
                                                    --------  --------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options and stock
 plans                                                2,351     1,217
                                                    --------  --------
Net cash provided by financing activities             2,351     1,217
                                                    --------  --------

NET CHANGE IN CASH AND CASH EQUIVALENTS            $ (7,458) $   (283)

CASH AND CASH EQUIV. AT BEGINNING OF PERIOD        $ 18,270  $ 29,435
                                                    --------  --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD         $ 10,812  $ 29,152
                                                    ========  ========

    CONTACT: Electro Scientific Industries, Inc.
             Mike Dodson, 503-671-7028
             Craig Stoehr, 503-671-7061